UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
September 30, 2022
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
This Current Report on Form 8-K is being filed in connection with the completion (the “Closing”) on September 30, 2022 (the “Closing Date”) of the previously announced transactions (the “AIS Transaction”) contemplated by the Contribution and Purchase Agreement (the “Purchase Agreement”), dated June 23, 2022, by and among the Company, AIS Investment Holdings LLC, a Delaware limited liability company (the “AIS JV”), and Fernweh AIS Acquisition LP, a Delaware limited partnership (“Purchaser”). Pursuant to, and subject to the terms and conditions set forth in, the Purchase Agreement, among other matters, the Company contributed its AZZ Infrastructure Solutions Segment (excluding AZZ Crowley Tubing) (the “AIS Business”) to the AIS JV and sold a 60% interest in the AIS JV to Purchaser for approximately $228 million in cash proceeds, subject to certain customary purchase price adjustments, of which $120 million of the cash proceeds was funded by committed debt financing taken on by a direct, wholly-owned subsidiary of the AIS JV. The AIS Transaction was previously disclosed on the Current Report on Form 8-K of the Company filed with the Securities and Exchange Commission on June 27, 2022.

Item 1.01	Entry into a Material Definitive Agreement.
The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

In connection with the AIS Transaction, at the Closing, the Company, Atkinson Holding Company LLC, a wholly-owned subsidiary of the Company, and Purchaser entered into the First Amended and Restated Limited Liability Company Agreement of the AIS JV, dated September 30, 2022 (the “AIS JV Operating Agreement”) pursuant to which the parties thereto agreed to certain rights, covenants, and obligations, including those summarized below.

The AIS JV Operating Agreement, provides that the AIS JV will be governed by a board of directors initially comprised of three directors designated by Purchaser and two directors appointed by the Company. Each of Purchaser and the Company will maintain its director appointee rights so long as it meets certain equity ownership threshold requirements set forth in the AIS JV Operating Agreement. The chairman of the board of directors of the AIS JV will be designated by Purchaser so long as it maintains the right to appoint at least two directors.

Pursuant to the AIS JV Operating Agreement, the AIS JV may make cash distributions to the members on a pro rata basis equal to the unrestricted cash held by the AIS JV at the election of the board of directors of the AIS JV (subject to the AIS JV maintaining an amount of cash to cover its costs and expenses and to fund its operations and complying with the terms of its financing arrangements). The members of the AIS JV are entitled to receive tax distributions based on an assumed allocation of taxable income, subject to certain specified adjustments and calculated assuming a tax rate equal to the highest effective marginal combined U.S. federal, state, and local income tax rate for an individual or corporate resident in New York, New York.
Certain decisions of the AIS JV require the approval of both the Company and Purchaser, including, among others, changes in the constituent documents or the size of the board of directors of the AIS JV, the issuance of equity interests in the AIS JV having economic rights and preferences senior to those held by the Company and Purchaser, certain related party transactions, certain transfers of equity interests in the AIS JV by any member, and certain other material business decisions of the AIS JV.

The AIS JV Operating Agreement further provides that so long as Purchaser has the right to designate at least a majority of the members of the board of directors of the AIS JV, Purchaser shall have the right to initiate certain dispositions of AIS JV equity interest and assets, including an initial public offering of the AIS JV and a sale of the AIS JV to a third party (in accordance with certain drag-along sale procedures). Other than in connection with an initial public offering of the AIS JV, the parties have agreed to general restrictions on transfers of interests in the AIS JV until the third anniversary of the Closing, subject to certain limited exceptions. The AIS JV Operating Agreement also contains certain tag-along rights for the members of the AIS JV and rights of first refusal in favor of the Company, Purchaser, and the AIS JV, in each case, in connection with certain sales of membership interests in the AIS JV.

In certain enumerated involuntary transfers of equity interests of the AIS JV by a member, the AIS JV shall have the right to right to purchase the equity interests of such member. Additionally, in the event of a change of control of the Company, Purchaser will have the right to either purchase all the Company's equity interests in the AIS JV on the terms set forth in the AIS JV Operating Agreement or terminate all rights afforded to the Company as a "Principal Member" under the AIS JV Operating Agreement. The AIS JV Operating Agreement also contains customary covenants regarding cooperation and information sharing. Additionally, the Company and Purchaser and their respective affiliates are restricted from competing with the AIS JV Operating Agreement until September 30, 2027. The AIS JV Operating Agreement also includes certain cross-indemnities among the AIS JV, the Company and Purchaser with respect to certain specified liabilities of the AIS Business under multi-employer pension plans to which the AIS Business contributes.

The foregoing summary of the AIS JV Operating Agreement does not purport to be complete and is qualified in its entirety by the full text of the AIS JV Operating Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

The Purchase Agreement and AIS JV Operating Agreement have been included to provide investors with information regarding its terms. They are not intended to provide any other factual information about the Company, Purchaser, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement and the AIS JV Operating Agreement were made only for purposes of the Purchase Agreement and the AIS JV Operating Agreement, respectively, and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement and the AIS JV Operating Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and the AIS JV Operating Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement or the AIS JV Operating Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement and the AIS JV Operating Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.01	Completion of Acquisition or Disposition of Assets.
The information provided in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Purchase Agreement, at the closing, the parties and certain of their respective affiliates entered into various agreements in connection with the AIS Transaction in addition to the AIS JV Operating Agreement. These included a transition services agreement pursuant to which the Company will continue to provide certain services with respect to the AIS Business for a specified period of time after the Closing Date in exchange for a monthly fee to be paid by the AIS JV to the Company.

The foregoing descriptions of the Purchase Agreement and the AIS Transaction do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2022.

Item 2.05	Costs Associated with Exit or Disposal Activities.
The information provided in the Introductory Note and Item 1.01 of this current Report on Form 8-K is incorporated by reference into this Item 2.05.

As part of recognizing the AIS Business as held for sale in accordance with generally accepted accounting principles, the Company is required to measure the AIS Business at the lower of its carrying amount or fair value less cost to sell. The Company is in the process of completing its final assessment, and expects to record a non-cash loss on disposal in excess of $65 million. The loss on disposal will be recorded as part of discontinued operations in the Company’s second quarter financial statements, and on a future basis, it is expected that the continued investment in the AIS JV and the AIS Business will be deconsolidated from the Company’s financial statements and accounted for under the equity method of accounting.

Item 7.01	Regulation FD Disclosure.
On September 30, 2022, the Company issued a press release announcing the closing of the AIS Transaction. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The forgoing information is being furnished pursuant to Item 7.01 of Form 8-K and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains forward-looking statements that are subject to risks and uncertainties, including statements relating to the AIS Transaction. A discussion of factors that may affect future results is contained in the Company’s filings with the Securities and Exchange Commission.

The Company disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
2.1
Contribution and Purchase Agreement, dated as of June 23, 2022, by and between AZZ Inc., AIS Investment Holdings LLC and Fernweh AIS Acquisition LP (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 27, 2022).*

10.1
First Amended and Restated Limited Liability Company Agreement of AIS Investment Holdings LLC, dated as of September 30, 2022, by and between AZZ Inc., Fernweh AIS Acquisition LP and Atkinson Holding Company LLC.*

99.1	Press release issued by AZZ Inc., dated October 3, 2022.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(b) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission. The Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules and exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.
Date: October 6, 2022	By: /s/ Tara D. Mackey
Tara D. Mackey Chief Legal Officer and Secretary